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                                  EXHIBIT 23.3





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Post-effective Amendment #5 to the Registration Statement on Form SB-2 (File Number 333-115395) of Markland Technologies, Inc. and Subsidiaries, of our report dated September 15, 2003, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".



/s/ Marcum & Kleigman, LLP
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MARCUM & KLIEGMAN, LLP
NEW YORK, NEW YORK
FEBRUARY 24, 2005